As filed with the Securities and Exchange Commission on January 23, 2007

Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
(Name of small business issuer in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	2030 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

872 Upper Meadowbank Road
C0A-1H0
Cornwall , Prince Edward Island, Canada
(902) 566-3321
(Address and telephone number of principal executive offices)

Allison J MacPhee
Chief Executive Officer
872 Upper Meadowbank Road
C0A-1H0
Cornwall, Prince Edward Island, Canada
(902) 566-3321

(Name, address and telephone number of agent for service Copies to)
Graham W Stewart,QC
Campbell-Stewart
137 Queen Street (902) 894-6673
Prince Edward Island Canada

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	$1,000,000	$1.00	$1,000,000	$107

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine .

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

GREEN MEADOWS FARMS AND HOLDINGS LIMITED

1,000,000 SHARES

COMMON STOCK- Green Meadows Farms And Holdings Limited. offers for sale on a self underwritten, best efforts, no minimum, 1,000,000 common shares maximum at a fixed price of $1.00 per share. This is our initial public offering .There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. We may use all funds received from the offering immediately and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

 PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. It does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” and the financial information and related notes before making an investment decision.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
SEE THE “RISK FACTORS” FOUND HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Green Meadows Farms And Holdings Limited does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 15, 2007

As used in this prospectus, the terms “we”, “us”, “our”, and “the Company” mean Green Meadows Farms And Holdings Limited , unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RISK FACTORS

Summary Information and Risk Factors

This summary contains basic information about us and this offering. It does not contain all of the information that is important to you. You should read carefully this entire prospectus, including the “Risk Factors,” and the financial information and related notes before making an investment decision.

BUSINESS SUMMARY

Green Meadows Farms And Holdings Limited (“GMFAHL” or the “Company”), a Louisiana corporation, is a developmental stage company with a principal business objective of eventually acquiring Farm properties and grow organic potatoes and build a french fry processing plant .

Green Meadows Farms and Holdings Limited plans on having growers on contract to provide raw product to be turned into value-added products.GMFAHL plans on providing a unique organic product for the rapid popularity growth of the “organic” market and is a special situation with a powerful business model and impressive management team that is focused on major success in the thriving “Organic” industry.

Please consider the following risk factors together with the other information presented in this prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

The summary may not contain all of the information that may be important to you in evaluating whether to invest in our shares of common stock. You should read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to purchase the securities offered hereby.

We currently have one officer and one director, who is the same individual. This individual devotes time to us on a part-time basis.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies. As we are a development stage company such fluctuations may negatively affect the market price of our common stock.

GMFAHL’s administrative office is located at 872 Upper Meadowbank Road Cornwall Prince Edward Island Canada. GMFAHL’s corporate telephone number is (902) 566-3321.

GMFAHL’s fiscal year end is February 15

The Offering

Common stock offered by Green Meadows Farms And Holdings Limited	1,000,000 shares

Common stock offered by selling stockholders	0 shares

Common stock to be outstanding after this offering	22,000,000 shares

Use of proceeds - Common Stock	We will use the proceeds to buy land in Louisiana and build an organic potato processing plant

Over the Counter Bulletin Board Symbol

The authorized common stock to be outstanding after this offering is based on authorized shares outstanding as of January 15, 2007, is 14,000,000

PRICES

The offering price of $1.00 for the common stock being registered .

 GREEN MEADOWS FARMS AND HOLDINGS LIMITED

___1,000,000_______Shares

This prospectus covers 1, 000,000 shares of common stock of Green Meadows Farms And Holdings Limited. Being offered by the Company directly to investors on at a price of $1.00 per share. This is our initial public offering and no public market currently exists for our common stock. We have not yet applied to be listed on any trading market or exchange. We intend to apply on Pink sheets and OTCBB. The initial offering price was arbitrarily determined and is not related to any ratios to earnings, net worth or other investment criteria.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Total	Price Per Share
Public offering price (aggregate proceeds)	$1,000,000	$1.00

The proceeds have been computed before deduction of costs that will be incurred in connection with this offering, including filing, printing, legal, accounting and transfer agent fees estimated at $50,000.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

The independent auditors’ report to the financial statements are not included in the registration statement.

Green Meadows Farms’s Transfer Agent will be Transfer Online Inc 317 SW Alder Street, 2nd Floor Portland , OR 97204

Summary Financial Information

The summary financial data are derived from the historical financial statements of “GMFAHL”. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data
January 15, 2007

Assets
Cash	$100

Total Current Assets	$100

Liability and Stockholder’s Equity
0
Current liability:

Accounts payable	$0

Total current liability	0

Stockholder’s equity:	0

Common stock	0

Additional paid-in capital	0

(Deficit) accumulated during development stage	0

Total stockholder’s equity	$100

Statements of Operations Data
July 16, 2006
(Inception) to
January 15, 2007

Revenues	$0

Expenses	0

Net loss	$0

Weighted average common shares outstanding	0

Net loss per common shares outstanding	$0

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF GMFAHL FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

Green Meadows Farms And Holdings Limited was formed on July 16, 2006. “GMFAHL” has no significant demonstrable operations record upon which you can evaluate the business and its prospects. To date, we have not generated any revenues and may incur losses in the foreseeable future. “GMFAHL” prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. “GMFAHL” cannot guarantee that it will be successful in accomplishing its objectives. If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 40,000,000 shares of common stock. Presently, there are 24,000,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders’ interests.

OUR OFFICERS AND DIRECTOR HAVE LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of GMFAHL’s officers and directors. No GMFAHL officer or director has experience related to public company management or as a principal accounting or principal financial officer. Additionally, GMFAHL’s officers and directors have limited experience related to marketing. Because of these factors, GMFAHL may be unable to develop and implement its business plan and manage its public reporting requirements. GMFAHL cannot guarantee it that will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE Allison J Macphee, AN OFFICER, SOLE DIRECTOR AND SHAREHOLDER, CONTROLS THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Allison J Macphee, who is our President, Secretary, Treasurer and sole director, beneficially owns approximately 62.5% of our authorized common stock. As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Louisiana law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Louisiana law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES OR MARKETING.

We have not significantly commenced our planned operations and have limited sales and marketing capabilities. We cannot guarantee that we will be able to develop a significant sales and marketing plan or implement our strategic business plan. In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any cash flow from our operations. Unless we begin to generate sufficient revenues from the implementation of our proposed business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

We have yet to significantly commence our planned operations. As of the date of this Prospectus, GMFAHL has had only limited start-up operations and has generated no revenues to date. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. If GMFAHL’s business fails, the investors in this offering may face a complete loss of their investment.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We principally have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for our services. Decisions about our focus and the specific services we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

CERTAIN LOUISIANA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Louisiana. Certain provisions of Louisiana corporation law could adversely affect the market price of our common stock. Because Louisiana corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Louisiana corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

To date, we have made effort to obtain listing or quotation of our securities on a national stock exchange or association. We have identified and approached a broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. . We cannot guarantee that a meaningful trading market will develop. If a market ever develops for our Common Stock, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE REAC STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all. In addition, the “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply,

•	The brokerage firm’s compensation for the trade, and

•	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send to the investor:

•	Monthly account statement that gives an estimate of the value of each penny stock in the investor’s account, and

•	A written statement of the investor’s financial situation and investment goals.

Legal remedies, which may be available to an investor, are as follows:

•	If penny stocks are sold in violation of the investor’s rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get back his money, and

•	If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.

•	If the investor has signed an arbitration agreement with the brokerage firm, then the investor may need to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities.

These disclosure and other requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

A large number (24,000,000) of the presently authorized common stock (40,000,000), are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.

OUR STOCK IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS.

Our securities are characterized as microcap stock. The term “microcap stock” applies to companies with low or “micro” capitalizations, meaning the total value of the company’s stock. Microcap companies typically have limited assets. Microcap stocks tend to be low priced and trade in very low volumes. Therefore, your entire investment may be lost should REAC be unable to completely implement its business plan.

We might ultimately list on the OTC Bulletin Board® (the “OTCBB”). The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the NASDAQ Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB to look up prices or enter quotes for OTC securities.

Although the NASD oversees the OTCBB, the OTCBB is not part of the NASDAQ Stock Market.

Companies that trade their stocks on major exchanges and in the NASDAQ Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of shareholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards. While all investments involve risk, microcap stocks are among the most risky. Many microcap companies tend to be new and have no proven track record. Some of these companies have no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and good faith beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All the proceeds from the sale of shares being registered in this registration statement will be used for down payment towards Federal guaranteed business loans .

Determination of Offering Price

The price of the shares has been determined by our board of directors. We selected the $1.00 price for the sale of our shares of common stock. Currently there is no market for the shares. When our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends based on our financial condition, results of operation, capital requirements, contractual obligations, and other relevant factors.

Selling Security Holders

There is no selling security holders

Plan of Distribution

Our common stock is currently held amongst a small number of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We cannot guarantee that a meaningful trading market will develop.

If a market ever develops for our Common Stock, the trading price of GMFAHL’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond GMFAHL’s control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

Selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange, which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $1.00 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which GMFAHL and the selling stockholders have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $1.00 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of Green Meadows Farms And Holdings Limited has been, to the best of our knowledge, convicted in a criminal proceedings.

No director, officer, significant employee or consultant of Green Meadows Farms And Holdings Limited has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of Green Meadows Farms And Holdings Limited has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against Green Meadows farms And Holdings Limited

No director, officer, significant employee or consultant of Green Meadows Farms And Holdings Limited has, to the best of our knowledge, had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Green Meadows Farms And Holdings Limited’s sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified. The officers were appointed by the Board of Directors to a term of one (1) year and serve until successor(s) are duly elected and qualified, or until removed from office. The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and sole director of GMFAHL as of the date of this Prospectus:

Name and Address	Age	Position

Allison MacPhee c/o Green Meadows Farms And Holdings Limited	31	President, Secretary, Treasurer and Director
872 Upper Meadow Bank Road C0A-1H0 Cornwall RR#2 Prince Edward Island Canada		Committee (1)(2)(3)(4)

(1)	Executive Committee
(2)	Audit Committee
(3)	Compensation Committee
(4)	Nominating and Governance Committee
*	Indicated Chairman of the Committee

Mr. Macphee has held his offices/positions since Green Meadows Farms And Holdings Limited’s inception and is expected to continue to hold his offices/positions until the next annual meeting of GMFAHL’s stockholders. At the date of this prospectus, GMFAHL is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Allison Macphee - President, Secretary, Treasurer, and Director -Mr Macphee has 15 years experience in the potato industry.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Green Meadows Farms And Holdings Limited common stock by all persons known by GMFAHL to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to GMFAHL’s knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Allison J MacPhee, President, Secretary, Treasurer, Director	25,000,000	62.5%	62.5%

	All Directors and Officers as a group (1 person)	25,000,000	62.5%	62.5%

Notes:
1	The address for Allison J MacPhee is c/o Green Meadows farms 872 Upper Meadowbank Road Cornwall C0A-1H0 Prince Edward Island Canada

2
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3	Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock) by the company

Description of Securities

Green Meadows Farms And Holdings Limited’s authorized capital stock consists of 40,000,000 shares of a single class of common stock of which 1,000,000 shares will be issued under this registration statement , having a $1.00 par value per share.

The holders of GMFAHL’s common

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by GMFAHL’s Board of Directors;

2.	Are entitled to share ratably in all of GMFAHL’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of GMFAHL’s affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Green Meadows Farms And Holdings Limited common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of GMFAHL’s directors.

Cash Dividends

As of the date of this Prospectus, Green Meadows Farms And Holdings Limited has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of GMFAHL’s board of directors and will depend upon GMFAHL’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of GMFAHL not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into GMFAHL’s business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Green Meadows Farms And Holdings Limited Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Page 33 for “Indemnification of Directors and Officers.”

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its

Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Green Meadows Farms And Holdings Limited was incorporated in Louisiana on July 16, 2006.

We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

Description of Business

Business Development and Summary

Green Meadows Farms And Holdings Limited (“GMFAHL” or the “Company”), a Louisiana corporation, is a developmental stage company with a principal business objective of eventually acquiring farm properties and plan on building a large potato processing plant to produce frozen potato products .We plan on growing some of the raw (potatoes) product ourselves while any other needed production requirements of raw (potatoes) will be contracted to local organic farmers .

GMFAHL has yet to commence planned strategic operations for significant exposure and growth. As of the date of this Prospectus, GMFAHL has had only limited start-up operations and has not generated any significant revenues.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

GMFAHL has no current intentions of engaging in a merger or acquisition with an unidentified company.

Our administrative office is located at 872 Upper Meadow Bank Road Cornwall Prince Edward Island Canada

GMFAHL ’s fiscal year end is February 15.

Business of Issuer

Principal Services and Principal Markets

The Company has a principal business objective of eventually growing and having contract potato growers to supply raw organic potatoes for value-added processing which will be turned into organic French fries and other frozen potato products.

Business Summary

Green Meadows farms And Holdings Limited will provide a unique, alliance of premium organic farms and value - added processing plants and may add an orgaic Dairy farm for the by-products from potato processing . GMFAHL plans on capitalizing on the rapid popularity growth trend of the Organic industry and provides multiple sources of revenue from potato production and value-added processing and strong real estate asset growth for savvy investors. GMFAHL is a special situation with a powerful business model and impressive management team that is focused on major success in the thriving “Organic” industry.

Industry Background and Competition

GMFAHL plans to develop an alliance of premium organic potato farms and processing plants , as well as eventual ownership of Trade marks for different products . GMFAHL plans on capitalizing on the rapid popularity growth trend of the Organic industry and provides multiple sources of revenue and strong real estate asset growth. GMFAHL has developed solid business model to acquire prime real estate and employ an impressive management team.

GMFAHL has been formed to eventually build substantial real estate equity and create an increasing income stream from potential GMFAHL properties, farming operations, and processing plants. Furthermore, the proposed GMFAHL anticipates creating a network of GMFAHL owned properties that are designed for the production of raw organic potatoes and the building of potato processing plants to develop the various profit potentials offered in several areas of the “Organic industry”. As GMFAHL continues to grow, the Company plans to create a branded name of finished frozen potato products . To provide additional value to the company, the GMFAHL divisions plan to eventually have an organic dairy cow division which can make use of the grain and hay need in potato rotation. of horses and . The proposed partnership programs are expected to provide an additional source of substantial revenues to the GMFAHL . The GMFAHL business model is planned to be a comprehensive and diversified formula to insure continual high asset growth, as well as income streams, and provide maximum success for GMFAHL’s investors. Competition for frozen organic potato products is small as this is a new market .

The GMFAHL alliance plans primarily to be a farming/processing enterprise and intends to take advantage of the three main areas of organic potato products and thus may be divided into three primary divisions, with each division headed by an expert within that particular field.

a.	Farming division-growing organic potatoes

b.	Processing division - Processing of raw organic potatoes

c.	Sales Division- Sales and marketing of finished product

Real Estate Plan

Historically, investing in well-located, undeveloped raw land has proven to be an excellent long-term, highly profitable investment . We plan on buying land suitable for potato production , a parcel of land suitable for a processing plant and suitable for waste water treatment which will then be applied as irrigation to water crops . Our first processing plant is planed on being built in Louisiana .We will/are looking at other areas for future GMFAHL operations .

As an existing going business entity or depending upon the location and land value, the property can be redeveloped or sold for a “higher and better use”.

If implemented properly, GMFAHL’s farming and processing operations will basically create the same type of operation in another state . In essence, the Company will create a multi national company that will have a name brand product appealing to consumers . . Importantly, the revenues from a farming/processing operation potentially will be much greater than the revenues generated by a company with no brand name .

GMFAHL’s initial planned facility is projected to have between 1000 and 10000 total acres, and to begin quickly generating substantial cash flow once processing plant is built. The over all operation is projected to be highly profitable since as a company ,it can control operations of a raw product and control processing into a value added product that should bring in a premium to our sales division ., GMFAHL can operate on a very low overhead basis and bring top dollar for a finished product .

As indicated above, the creation of the business plan for GMFAHL has been based upon a number of separate Divisions. Each of these Divisions, when and if developed in the future as the business model matures, will be treated as a separate business entity and separate profit center for accounting purposes. However, all financial reporting of the individual divisions will be aggregated for GMFAHL financial reporting to shareholders and regulatory authorities.

Business Model

GNFAHL plans to develop an alliance of premium organic farms and processing plants , as well as eventual ownership of farm real estate . GMFAHL plans on capitalizing on the rapid popularity growth trend of the Organic industry and provides multiple sources of revenue and strong real estate asset growth. GMFAHL has developed solid business model to acquire real estate and employ an impressive management team.

GMFAHL has been formed to eventually build substantial real estate equity and create an increasing income stream from potential GMFAHL properties, farming operations, and processing plants. Furthermore, the proposed GMFAHL anticipates creating a network of GMFAHL owned properties that are designed to develop the various profit potentials offered in several areas of the “Organic Industry”. As GMFAHL continues to grow, the Company plans to create a branded name of organic products through the direct ownership of these facilities. To provide additional value to the company, the GMFAHL divisions plan to eventually build an organic dairy of 5000 dairy cows and a dairy processing plant. Manure by-products from dairy cows will be used as organic fertilizers to increase potato production. In many cases these same farm equipment used at GMFAHL properties for potato operations can be used for dairy farming .. The proposed partnership program are expected to provide an additional source of substantial revenues to the GMFAHL Farming operation . The GMFAHL business model is planned to be a comprehensive and diversified formula to insure continual high asset growth, as well as income streams, and provide maximum success for GMFAHL’s investors.

The GMFAHL alliance plans primarily to be a farming/processing based enterprise and intends to take advantage of the three main areas of horse of Organic potato production and thus may be divided into three primary divisions, with each division headed by an expert within that particular field.

a.	Farming Division - Growing organic potatoes

b.	Processing Division - Processing of organic potatoes

c.	Sales Division- Sales And Marketing of finished product

Strategic Plans and Corporate Objectives

GMFAHL plans to aggressively expand its footprint by acquiring suitable properties throughout North America and duplicating its operations over the next two fiscal years. The acquisition plan will be on a high growth schedule dependent on the use of GMFAHL equity to complete such transactions. The ideal property will be one that has an existing row crop/grain production operation and whose size would be about 1000 to 10000 acres, with a large portion of the property located on flat terrain. Also, the property must contain the proper soil conditions for production of organic potatoes . Proper soil conditions are imperative as they lower the cost of potato production and make the Fields much easier to maintain during periods of adverse weather conditions.

GMFAHL management feels that to develop the brand name, each GMFAHL facility must be a premier first class property. Since many Organic consumers are very concerned about the quality of foods they eat, it is important to present a safe and quality product to the consumer . This will be accomplished by both the physical appearance of the facility, the skill level of the GMFAHL growers and image and taste of finished product. We also plan on keeping our customers up to date on our practices of growing organic potatoes .

All GMFAHL management and personnel have been entrusted with the specific goal of operating each and every facet of the total operation in accordance to GMFAHL standards.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will be using raw organic potatoes grown by GMFAHL and quality contract growers .

Need for Government Approval

We are aware of the need to obtain governmental approval for a building permit for a new processing plant and waste water permit.

Effect of existing or probable government regulations

Green Meadows Farms And Holdings Limited is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

Green Meadows Farms And Holdings Limited is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and director to set up our business operations.

Currently, Allison J MacPhee, our President, is the only person providing a time commitment to the company on a full-time basis and expects to devote a minimum of 40 hours per week to our operations. Mr. Macphee is prepared to dedicate additional time, as needed. At this time, there are no full or part-time employees. We do not expect to hire any additional employees over the next 3 months, although the possibility does exist that administrative staff may be required should sufficient business develop.

Reports to Security Holders

1.	After this offering, Green Meadows Farms And Holdings Limited will furnish its shareholders with audited annual financial reports certified by GMFAHL’s independent accountants.

2.
After this offering, GMFAHL will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.
The public may read and copy any materials GMFAHL files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management’s Discussion and Plan of Operation

Green Meadows Farms And Holdings Limited was incorporated in the State of Louisiana on July 16, 2006. GMFAHL is a startup and has not yet realized any revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development-related expenses have been or will be paid to affiliates of GMFAHL.

During the period from inception through January 15, 2007, we generated no revenues .

Our officers and director believes that our cash on hand as of January 15, 2007 in the amount of $100 is not sufficient to maintain our current minimal level of operations for current calendar year. However, generating sales in the next 12 months is imperative for us to continue as a going concern. We believe that we will be required to generate a minimum of approximately $200,000 in revenues over the next 12 months in order for us to support ongoing operations. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing a personal local presence is critical to reaching a broad consumer base, including web based contacts. We intend to develop a comprehensive website to offer information about our company and provide contact information. We will update the website as time and financial assets allow. The website will be primarily for contact information and some general information about the company. It will serve as our secondary method of generating service contracts.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 3 months, as the services provided by our officers and director appear sufficient at this time. However, the possibility does exist that administrative staff and services may be required.
Mr. Macphee, an officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mr. Macphee believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.

In addition, Mr. Macphee believes that one benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

GMFAHL’s uses the mailing address of 872 Upper Meadowbank Road Cornwall Prince Edward Island Canada. GMFAHL is not leasing a physical office space at this time in order to maintain a better control of recurring costs. Additionally, the services provided by GMFAHL better lend themselves to GMFAHL representatives meeting potential clients at the potential client’s principal place of business for not only convenience of the potential client, but for GMFAHL to better under the business nature of the potential client. We believe that this arrangement is suitable and most cost-effective at this time. We also believe that we will not need to lease any facilities for at least the next 6 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In July 2006, GMFAHL issued 24,000,000 shares of restricted of $1.00 par value common stock to Allison MacPhee, President ,secretary and director, in exchange for services .

Market for Common Equity and Related Stockholder Matters

Market Information

The Issuer was planning on initially listing on the National Quotation Bureau’s Electronic Pink Sheets. However, DTC would not provide eligibility to the Issuer’s common stock for electronic transfer. On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). . We are therefore compelled to register pursuant to the 1933 Act and eventually become a permanently reporting company under the Securities Exchange Act of 1934, as amended, in order to apply for listing on the OTCBB®.

As of the date of this Prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of GMFAHL.

2.
There are currently 40,000,000 shares authorized of common stock outstanding, of which 24,000,000 are currently restricted from resale pursuant to Rule 144 under the Securities Act. Of the total outstanding 40,000,000 shares, we are currently registering 1,000,000 shares

3.
In the future, all 24,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.	Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, GMFAHL has 24,000,000 shares of $1.00 par value of restricted common stock issued and outstanding held by 1 shareholder of record. GMFAHL’s Transfer Agent will be Transfer Online , Inc 317 SW Alder Street , 2nd Floor Portland , OR 97204

Dividends

GMFAHL has never declared or paid any cash dividends on its common stock. For the foreseeable future, GMFAHL intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including GMFAHL’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Allison J MacPhee	2006	-	-	-	-	-	-	-
President, Secretary, Director	2007	$260,000	$78,000	-	$50,000	-	-	-

Employment Agreement with Mr. Macphee

On July 16, 2006, the Company entered into an agreement with Allison MacPhee, under which Mr. MacPhee agreed to be the Company’s president and chief executive officer. The agreement provides that Mr. MacPhee will receive a salary equal to $21,667 per month, a bonus payable within 90 days after the end of the Company’s fiscal year of up to 30% of his base salary, and option grants to acquire 50,000 shares of our common stock. Mr. MacPhee is essentially an “at will” employee of the Company and may be terminated upon thirty days’ notice. If the Company terminates Mr. MacPhee’s employment at any time without cause, as defined in the employment agreement, then Mr. MacPhee will be entitled to continue to receive his then current salary for the six-month period following his termination.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Compensation of the Company’s Directors

Starting in 2007, we pay cash compensation to each director who is not employed by us and who does not beneficially own more than five percent of the shares of common stock outstanding. We will pay five thousand dollars per quarter to each independent director and an additional twenty-five hundred dollars per quarter for an independent chairman of the audit or compensation committee. We will also pay one thousand dollars to each independent director for each meeting attended and five hundred dollars for each telephonic board meeting. In addition to the compensation set forth above, each director shall receive an annual grant of options to acquire common stock at an exercise price equal to the fair market value per share of the common stock at the time the option is granted. The annual grant customarily takes place shortly after each annual meeting of our stockholders. All new board members receive 5,000 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock on the date the board member is elected by our stockholders. All new board members will also be eligible to receive the annual grant. We also pay ordinary and necessary out-of-pocket expenses for directors to attend board and committee meetings. Directors who are officers or employees of Green Meadows Farms And Holdings Limited receive no fees for service on the board or committees thereof.

Financial Statements

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. Use of Estimates and Assumptions The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

GREEN MEADOWS FARMS AND HOLDINGS LIMITED

FINANCIAL STATEMENTS

January 15, 2007

The financial statements are presented in United States dollars.

Audited financial reports will be forwarded in the near future.

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Balance Sheet
(A Development Stage Company)

January 15,
2007

ASSETS

CURRENT ASSETS

Cash	$100

Total Current Assets	$100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$0

Total Current Liabilities	0

LONG-TERM LIABILITIES	0

Total Liabilities	0

STOCKHOLDERS’ EQUITY

authorized: no shares issued and outstanding	0
Common stock: $1.00 par value, 40,000,000 shares of authorized common stock
24,000,000 shares of Authorized restricted common stock
Additional paid-in capital
Accumulated deficit	0

Total Stockholders’ Equity

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Statement of Operations
(A Development Stage Company)

From Inception on
July 16, 2006 through
January 15, 2007

REVENUE	$0
0
EXPENSES

LOSS FROM OPERATIONS	0

INCOME TAX EXPENSE	0

NET LOSS	$0

BASIC LOSS PER SHARE
Loss per share	$0)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	0

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Statement of Stockholders’ Equity
(A Development Stage Company)

GREEN MEADOWS FARMS AND HOLDING LIMITED
Statement of Cash Flows
(A Development Stage Company)

From Inception on
July 15, 2006 through
January 15, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$0
Adjustments to reconcile net loss to net cash used
by operating activities:	0

Changes in operating assets and liabilities:	0

Net Cash Used by Operating Activities	0

CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM FINANCING ACTIVITIES	0

Common stock issued for cash	0

Net Cash Provided by Financing Activities	0

NET CHANGE IN CASH	0

CASH AT BEGINNING OF YEAR	0
100
CASH AT END OF YEAR
$100
SUPPLEMENTAL DISCLOSURE OF CASH FLOW	0
INFORMATION:

Interest paid	$0
Income taxes paid	$0

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:	$0

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Notes to the Financial Statements
(A Development Stage Company)

NOTE 1	NATURE OF ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Louisiana on July 16, 2006 with a principal business objective of investing in and developing all types of businesses related to the organic farming industry. The Company has not realized revenues to date and therefore classified as a development stage company.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years. Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a February15 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Notes to the Financial Statements
(A Development Stage Company)

NOTE 1	NATURE OF ORGANIZATION (Continued)

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts will be deposited in insured institutions. The funds are insured up to $100,000. At January 30, 2007, the Company’s bank has no deposits did not exceed the insured amounts.

j. Basic Loss Per Share

k. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
Notes to the Financial Statements
(A Development Stage Company)

NOTE 1 -	GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no cash flow or operating history .

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include of investing in and developing all types of businesses related to the Organic industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Section 83A(1) of the Louisiana Business Corporation Law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 83A(2) provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 83(B) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
Any indemnification under Section 83A, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:

• by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or

• if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or

• by the stockholders.

The indemnification provided for by Section 83 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:

• for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders.

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

• who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the          stockholders, or stock purchases or redemptions in violation of Louisiana law.

• for any transaction from which the director or officer derived an improper personal benefit.

Article VII of GMFAHL’s Articles of Incorporation contains the provisions permitted by Section 24 of the Louisiana Business Corporation Law and permits the Board of Directors to take further action to provide indemnification to, and limit the liability of, to the full extent permitted by law, the directors and officers of GMFAHL by causing GMFAHL to enter into contracts with our directors and officers, adopting by-laws or resolutions, and causing us to procure and maintain directors' and officers' liability insurance or other similar arrangements, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions or insurance or arrangements.

Article VII permits the Board of Directors to cause GMFAHL to approve for our direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

Section 7.01 of GMFAHL's by-laws makes mandatory the indemnification of any of our officers and directors against any expenses, costs, attorneys' fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement actually and reasonably incurred by him (as they are incurred) by reason of his position as director or officer of GMFAHL or any subsidiary or other specified positions if he is successful in his defense of the matter on the merits or otherwise or has been found to have met the applicable standard of conduct.

The standard of conduct is met when the director or officer is found to have acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of GMFAHL, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. No indemnification is permitted in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 11 further provides that indemnification granted pursuant to this section shall not be deemed exclusive of any other rights to which a director or officer is or may become entitled under any statute, article of incorporation, by-law, authorization of stockholders or directors, agreement or otherwise; and that we intend by this section to indemnify and hold harmless a director or officer to the fullest extent permitted by law.

We maintain a directors' and officers' liability insurance policy.   We have entered into indemnity agreements with our directors and executive officers, pursuant to which we have agreed to use our commercially reasonable best efforts to maintain in effect directors' and officers' liability insurance comparable to that currently in effect, unless such insurance is not reasonably available or, in the reasonable business judgment of the Board of Directors, there is insufficient benefit to us from such insurance. The agreements also provide that we will, to the maximum extent permitted by law, indemnify each director and executive officer against any costs and expenses, attorneys' fees, judgments, punitive or exemplary damages, fines, excise taxes or amounts paid in settlement incurred in connection with any claim involving him by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain minimum standards of conduct.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. GMFAHL has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

Edgar Conversion Fees	$1,000
Transfer Agent and Printing Costs	500
SEC Registration Fee	100
Accounting and Legal Fees	4,000
TOTAL	$5,610

Recent Sales of Unregistered Securities

In July 2006, we issued 24,000,000 shares of our common stock to Allison MacPhee, our founding shareholder and the President, secretary and director, in exchange for services . This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Mr. MacPhee had fair access to and was in possession of all available material information about our company, as he is the sole officer and director of GMFAHL. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In
(1)	subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(2)	an investment company; or

(3)
a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other person.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

a) Articles of Incorporation

b) Bylaws adopted on July 16 , 2006

5	Opinion on Legality

Attorney Opinion Letter

23	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

In this Registration Statement, Green Meadows Farms And Holdings Limited is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, Green Meadows Farms And Holdings Limited is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Green Meadows Farms And Holdings Limited includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Cornwall ,Province of Price Edward Island Canada on January 23, 2007.

GREEN MEADOWS FARMS AND HOLDINGS LIMITED
(Registrant)

By: /s/ ALLISON J MACPHEE, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allison J Macphee as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has

Signature	Title	Date

/s/ ALLISON J MACPHEE	President, CEO and Director	January 23, 2007
Allison J Macphee

/s/ ALLISON J MACPHEE	Chief Financial Officer	January 23, 2007
Allison J Macphee

/s/ ALLISON J MACPHEE	Chief Accounting Officer	January 23, 2007
Allison J Macphee